     As filed with the Securities and Exchange Commission on June 27, 1996
                                             Registration No. 333-______________
================================================================================

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           ERGO SCIENCE CORPORATION
            (Exact name of registrant as specified in its charter)

           DELAWARE                                       04-3271667
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                       Identification No.)

                             CHARLESTOWN NAVY YARD
                               100 FIRST AVENUE
                       CHARLESTOWN, MASSACHUSETTS  02129
                 (Address, including ZIP code, of registrant's
                         principal executive offices)


                      STOCK OPTION PLAN FOR NON-EMPLOYEE
                           (Full title of the plans)


                             MANUEL CINCOTTA, JR.
                             CHAIRMAN OF THE BOARD
                           ERGO SCIENCE CORPORATION
                             CHARLESTOWN NAVY YARD
                               100 FIRST AVENUE
                       CHARLESTOWN, MASSACHUSETTS  02129
                    (Name and address of agent for service)


                                 617-241-6800
         (Telephone number, including area code, of agent for service)


                                  Copies to:
                               ROBERT L. KIMBALL
                                JAMES A. KRAUSE
                            VINSON & ELKINS L.L.P.
                           3700 TRAMMELL CROW CENTER
                               2001 ROSS AVENUE
                             DALLAS, TEXAS  75201


                        CALCULATION OF REGISTRATION FEE

=========================================================================================
                                       Proposed           Proposed
Title of                                maximum           maximum
securities           Amount to be   offering price       aggregate          Amount of
to be registered      registered     per share (1)   offering price (1)  registration fee
- -----------------------------------------------------------------------------------------
Common Stock        200,000 Shares      $21-1/8         $3,820,000          $1,317.24
=========================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), using the exercise price with respect to 20,000 shares subject to options with set exercise prices and using the average of the high and low prices on June 25, 1996, as reported on the Nasdaq National Market, with respect to 180,000 shares.

================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents, which have been filed with the Commission by the Company, are hereby incorporated by reference into this registration statement on Form S-8 (this "Registration Statement").

     (a) Annual Report on Form 10-K for the year ended December 31, 1995, filed pursuant to Rule 13a-1 of the Rules and Regulations of the Commission under the Securities Exchange Act of 1934 (the "Exchange Act"); and

     (a) Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1996, filed pursuant to Rule 13a-13 of the Rules and Regulations of the Commission under the Exchange Act; and

     (b) The description of the Company's common stock, par value $.01 per share (the "Common Stock"), contained in Item 1 of the registration statement on Form 8-A filed with the Commission on October 16, 1995.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and before the filing of a post-effective amendment to this Registration Statement which indicates that all shares of Common Stock offered hereunder have been sold or that deregisters all such shares then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.   INTEREST OF NAMED EXPERTS AND COUNSEL

     The validity of the shares of Common Stock offered hereby is being passed upon for the Company by Vinson & Elkins L.L.P., Dallas, Texas. Two partners of Vinson & Elkins L.L.P. are partners of a partnership that owns 47,857 shares of Common Stock, of which 14,725 shares are attributable to the interests of those partners of Vinson & Elkins L.L.P. However, those partners do not possess voting or disposition power with respect to those shares.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that no director of the Registrant will be personally liable to the Registrant or any of its stockholders for monetary damages arising from the director's breach of fiduciary duty as a director. However, this does not apply with respect to any action in which the director would be liable under Section 174 of Title 8 of the General Corporation Law of Delaware nor does it apply with respect to any liability in which the director
(i) breached his duty of loyalty to the Registrant; (ii) did not act in good faith or, in failing to act, did not act in good faith; (iii) acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law; or (iv) derived an improper personal benefit.

     The Certificate of Incorporation provides that the Registrant will indemnify its officers and directors and former officers and directors against any expenses, judgments or settlement payments sustained or paid by such persons as a result of having acted as an officer or director of the Registrant, or, at the request of the Registrant, as an officer, director, agent or employee of another business entity. The Certificate of Incorporation further provides that the Registrant may, by action of its Board of Directors, provide indemnification to employees and agents of the Registrant, individually or as a group, with the same scope and effect as the indemnification of directors and officers.

     The Registrant has entered into indemnification agreements with each of its directors and executive officers providing for the indemnification of those persons to the fullest extent permitted by law, together with the advancement of expenses, in the event they become a party to or witness or other participant in any threatened, pending or completed action, suit or proceeding (a "Claim") by reason of any event or occurrence related to the fact that any such person is or was a director, officer, employee, agent or fiduciary of the Registrant or a subsidiary of the Registrant or another entity at the Registrant's request (an "Indemnifiable Event"), unless a reviewing party (either a committee appointed by the Board of Directors or outside counsel) shall have determined that such person would not be entitled to indemnification under applicable law. In addition, in the event of a Change in Control or a Potential Change in Control of the Registrant (as defined in the indemnification agreements), the Registrant will, upon the request of an indemnitee, establish a trust for the benefit of the indemnitee and fund the trust in an amount sufficient to satisfy all expenses reasonably anticipated at the time of the request to be incurred in connection with any Claim relating to an Indemnifiable Event. The amount deposited in the trust will be determined by the reviewing party. An indemnitee's rights under the indemnification agreement are not exclusive of any other rights under the Certificate of Incorporation, the Registrant's Third Amended and Restated By-laws or applicable law.

     Under Section 145 of the General Corporation Law of Delaware, every Delaware corporation has the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or at the request of the corporation, any corporation, partnership, joint venture, trust or other enterprise, against any and all expenses, judgments, fines and amounts paid in settlement and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies only if the person acted in good faith and in a manner the person reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

     The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense and settlement expenses and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification may be made in the event of any adjudication of negligence or misconduct unless the court, in its discretion, believes that in light of all the circumstances indemnification should apply.

     To the extent any person referred to in the two immediately preceding paragraphs is successful in the defense of the actions referred to therein, that person is entitled to indemnification under Section 145 of the General Corporation Law of Delaware as previously described.

     The Registrant is a party to registration rights agreements that provide for indemnification of the Registrant and certain controlling persons under certain circumstances, including indemnification for liabilities under the Securities Act.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.   EXHIBITS

     4.1 Amended and Restated Certificate of Incorporation of Ergo Science Corporation (incorporated by reference to Exhibit 3.1 of the Company's registration statement on Form S-1, Commission File No. 33-98162).

     4.2 Second Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit 3.3 of the Company's registration statement on Form S-1, Commission File No. 33-98162).

     5    Opinion of Vinson & Elkins L.L.P.

     10.1 Stock Option Plan for Non-Employee.

     23.1 Consent of Coopers & Lybrand L.L.P.

     23.2 Consent of Ernst & Young LLP.

     23.3 Consent of Vinson & Elkins L.L.P. (included in Exhibit 5).

ITEM 9.   UNDERTAKINGS

     (a) The Registrant hereby undertakes:

          1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlestown, State of Massachusetts, on June 25, 1996.

                                    ERGO SCIENCE CORPORATION
                                    (Registrant)


                                    By: /s/ J. Warren Huff
                                       -----------------------------------------
                                           J. Warren Huff
                                           President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                      Title

/s/ J. Warren Huff              President, Chief Executive        June 25, 1996
- ------------------------------  Officer and Director
J. Warren Huff                  (principal executive officer)


/s/ Alan T. Barber              Vice President, Finance and       June 25, 1996
- ------------------------------  Administration and Chief Financial
Alan T. Barber                  Officer (principal financial and
                                accounting officer)

/s/ Manuel Cincotta, Jr.        Director                          June 25, 1996
- ------------------------------
Manuel Cincotta, Jr.


/s/ Anthony H. Cincotta, Ph.D.  Director                          June 25, 1996
- ------------------------------
Anthony H. Cincotta, Ph.D.


                                Director                          June   , 1996
- ------------------------------
Stephen A. Duzan


                                Director                          June   , 1996
- ------------------------------
Ray L. Hunt

/s/ Thomas F. McWilliams        Director                          June 25, 1996
- ------------------------------
Thomas F. McWilliams

/s/ Albert H. Meier, Ph.D.      Director                          June 25, 1996
- ------------------------------
Albert H. Meier, Ph.D.

                                 EXHIBIT INDEX


                                                                    SEQUENTIALLY
   EXHIBIT                                                            NUMBERED
     NO.                    DESCRIPTION OF EXHIBITS                     PAGE
   -------      -------------------------------------------------   ------------

   4.1      --  Amended and Restated Certificate of Incorporation
                of Ergo Science Corporation (incorporated by reference to Exhibit 3.1 of the Company's registration statement on Form S-1, Commission
                File No. 33-98162).

   4.2      --  Second Amended and Restated Bylaws of the Company
                (incorporated by reference to Exhibit 3.3 of the Company's registration statement on Form S-1, Commission File No. 33-98162).

   5*       --  Opinion of Vinson & Elkins L.L.P.

   10.1*    --  Stock Option Plan for Non-Employee Directors.

   23.1*    --  Consent of Coopers & Lybrand L.L.P.

   23.2*    --  Consent of Ernst & Young LLP.

   23.3*    --  Consent of Vinson & Elkins L.L.P. (included in
                Exhibit 5).
_________________________
*  Filed herewith.